EXHIBIT 21

PERSONNEL MANAGEMENT, INC.

List of Subsidiaries




Name of Subsidiary                     State or Other Jurisdiction
                                       of Incorporation
                                       or Organization



PMI Administration, Inc.                     Indiana

PMI LP I                                     Indiana

PMI LP II                                    Indiana

Quest Personnel Search, Inc.                 Indiana

Southern Indiana
  Temporaries, Inc.                          Indiana